UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 6, 2011

Lehman Brothers Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9466	13-3216325
(Commission File Number)	(IRS Employer Identification No.)

1271 Avenue of the Americas New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(646) 285-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

Confirmation of Modified Plan of Reorganization

As previously disclosed, on September 15, 2008 and periodically thereafter, Lehman Brothers Holdings Inc. (“LBHI”) and certain of its subsidiaries (collectively, the “Debtors”) commenced voluntary cases under chapter 11 of title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (jointly administered proceedings, In re Lehman Brothers Holdings Inc., Ch. 11 Case Number 08-13555).

On December 6, 2011, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors (the “Plan”). The Plan was accepted by 71,553 creditors asserting claims in the aggregate amount of approximately $400 billion against the Debtors (which represents 95% in number and 98.68% in amount of voting creditors). A copy of each of the Plan and the Confirmation Order (as confirmed by the Bankruptcy Court) is attached hereto as Exhibit 2.1 and Exhibit 2.2 respectively, and each is incorporated herein by reference. The Plan is not yet effective. In accordance with Article XII of the Plan, the Plan will become effective upon the satisfaction or waiver of certain conditions precedent. The Debtors anticipate that the Effective Date of the Plan will not occur before January 31, 2012.

Summary of the Plan

The following is a summary of the material features of the Plan. This summary is qualified in its entirety by reference to the Plan and the Confirmation Order. To the extent there is a conflict between this summary and the Plan or Confirmation Order, the Plan or the Confirmation Order, as applicable, shall govern. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

The Plan constitutes 23 separate plans, one for each chapter 11 Debtor. The Plan does not substantively consolidate the Debtors or their Affiliates. Allowed Claims against a Debtor will be satisfied primarily from the orderly liquidation of the assets of that Debtor. The Plan incorporates separate classification and distribution schemes for each of the Debtors and separately classifies Priority Non-Tax Claims, Secured Claims, unsecured Claims, and Equity Interests. The Plan also includes Classes of Convenience Claims for LBHI and the Participating Subsidiary Debtors, and provides that holders of Allowed Convenience Claims will receive a Distribution in a fixed amount, in Cash, on the Effective Date or as soon thereafter as is practicable. The Participating Subsidiary Debtors are Lehman Commercial Paper Inc. (“LCPI”), Lehman Brothers Special Financing Inc. (“LBSF”), Lehman Brothers OTC Derivatives Inc. (“LOTC”), Lehman Brothers Commodities Services Inc. (“LBCS”) and Lehman Brothers Commercial Corporation (“LBCC”). In total, there are one-hundred sixty one (161) Classes of Claims against and Equity Interests in the Debtors, including seventeen (17) Classes against LBHI, nine (9) Classes against each of LCPI and LBSF, eight (8) Classes against each of LBCS, LOTC and LBCC, and six (6) Classes against each of the other Debtors.

Distributions from each Debtor will be made in accordance with the Plan. After satisfying or reserving in full for secured, administrative, and priority claims, and the payment of Convenience Claims in accordance with the Plan, each Debtor will distribute its Available Cash to unsecured creditors on a pro rata basis. In some cases, portions of Distributions will be reallocated in accordance with a global settlement (the “Global Settlement”), as more fully described below.

The Plan is premised on a Global Settlement that resolves various issues presented by the Debtors’ Chapter 11 Cases (the “Plan Issues”). The Plan Issues include: (i) whether the equitable doctrine of substantive consolidation may be applied to the Debtors and their Affiliates; (ii) the characterization of intercompany balances owed to LBHI by Subsidiary Debtors; (iii) the Allowed amounts of certain Affiliate Claims; (iv) the ownership and rights of various Debtors and their Affiliates with respect to certain assets; (v) the allocation of costs and expenses among Debtors; and (vi) corporate governance of the post-Effective Date Debtors. Pursuant to the Global Settlement, the Plan incorporates a series of interconnected concessions by creditors to expedite the administration of the Debtors’ Chapter 11 Cases, to avoid the cost of litigation over the Plan Issues, and to finally and fully resolve the Plan Issues.

The resolution of the Plan Issues and the Global Settlement are implemented through various mechanisms. The primary settlement mechanism in the Plan is the Plan Adjustment. Pursuant to the Plan Adjustment, Guarantee Claims asserted against LBHI by third-parties in LBHI Classes 5, 9A and 9B reallocate 20% of their recoveries to direct third-party unsecured creditors of LBHI in LBHI Classes 3 and 7. All unsecured Claims against the Participating Subsidiary Debtors also are required to reallocate a percentage of their recoveries to direct third-party unsecured creditors of LBHI in LBHI Classes 3 and 7.

The second settlement mechanism in the Plan is the resolution and treatment of Affiliate Claims, in particular, Guarantee Claims asserted by Affiliates against LBHI. The Plan provides that Affiliate Claims against the Debtors are to be Allowed in settled amounts or must be litigated. The Debtors have entered into bilateral settlement agreements with a number of their Non-Controlled Affiliates, including Lehman Brothers Bankhaus AG (in Insolvenz), Lehman Brothers Treasury Co. B.V., Lehman Brothers Securities N.V., Lehman Brothers (Luxembourg) Equity Finance S.A. (en faillite), Lehman Brothers (Luxembourg) S.A. (in liquidation) and various affiliates in the United Kingdom, including Lehman Brothers International (Europe), Hong Kong, Singapore and Japan. Copies of those settlement agreements are annexed to the Plan or were included in the Plan Supplement (the “Plan Supplement”) attached as Exhibit 99.1 to LBHI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2011. In addition, the Debtors have entered into settlements with certain third-party creditors, including three German governmental entities, which settlements were included in the Plan Supplement, and Deutsche Bank and certain holders of participations in Claim Nos. 59006 and 58233 (the “Deutsche Bank Settlement”). A copy of the Deutsche Bank Settlement is annexed hereto as Exhibit 10.2. All of the foregoing settlement agreements were approved by the Bankruptcy Court pursuant to the Confirmation Order.

Third, the Plan provides that LBHI’s Claims against the Subsidiary Debtors will receive distributions based on an amount equal to 80% of those Claims, which same amount will be used for purposes of setoff, in order to resolve potential litigation that could be commenced to recharacterize LBHI’s Claims from debt to equity. This reduction only applies to LBHI’s Claims against a Subsidiary Debtor that are based upon intercompany funding of that Subsidiary Debtor by LBHI, and not to Claims based upon transactions between LBHI and a Subsidiary Debtor, such as derivatives agreements or repurchase agreements.

The remaining settlement mechanisms in the Plan are:

—

LBHI Claims against LCPI and LBSF.    The first $100 million of Distributions that LBHI receives from (i) LCPI on account of its Affiliate Claim against LCPI will automatically be distributed to holders of Allowed General Unsecured Claims against LCPI in LCPI Class 4A, and (ii) LBSF on account of its Affiliate Claim against LBSF will automatically be distributed to holders of Allowed General Unsecured Claims against LBSF in LBSF Class 4A.

—

LBSF Additional Settlement Amount.    The first $70 million that is recovered by LBSF on its assets in excess of $14.156 billion will be distributed only to holders of Allowed General Unsecured Claims in LBSF Class 4A and Affiliate Claims of entities other than LBHI and the Participating Subsidiary Debtors included in LBSF Class 5C. LBHI and the other Participating Subsidiary Debtors will waive the right to receive such distribution.

—

Designated Entities.    The Racers 2007-A Trust will have (i) an Allowed Claim against LBSF in the amount of $1,947,735,000, (ii) an Allowed Claim against LCPI in the amount of $5 billion and (iii) an Allowed Guarantee Claim against LBHI in the amount of $1,947,735,000. All other Claims of the Racers Trusts will be disallowed. The unsecured claims asserted by LBHI against LCPI based on the Fenway transactions will be allowed in the amount of $230 million. The Allowed Claims of the Designated Entities are subject to the Plan Adjustment.

—	Allocation of Costs and Expenses. LBSF will have an Allowed Administrative Expense Claim against LBHI in the amount of $300 million.

—	LBT Senior Affiliate Claim. LBT will have an Allowed Senior Affiliate Claim in LBHI Class 4A in the amount of $34.548 billion.

—

Structured Securities Valuation Methodologies.    Pursuant to certain Plan Support Agreements, the Structured Securities Valuation Methodologies will be applied to the structured securities claims of plan support creditors.

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Corporate Governance.    Pursuant to the Global Settlement, following the Effective Date, the LBHI board of directors shall consist of seven (7) persons selected by the Director Selection Committee. See “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” below for information regarding the appointment of the new LBHI board of directors.

The Director Selection Committee was agreed to be comprised of nine (9) members as follows: (i) Rutger Schimmelpenninck (in his capacity as co-bankruptcy trustee (curatoren) for LBT); (ii) the LBB Administrator; (iii) the Debtors; (iv) each of the co-chairs of the Creditors’ Committee; (v) an individual chosen by the Opco Plan Proponents who are plan support creditors; (vi) an individual chosen by the members of the group of creditors commonly referred to as the Ad Hoc Group of Lehman Brothers Creditors that are plan support creditors; and (vii) two individuals chosen collectively by the following plan support creditors: Carval Investors UK Limited, Davidson Kempner Capital Management LLC, Elliott Management Corporation,

King Street Capital Management LP, Och-Ziff Capital Management Group LLC, The Baupost Group LLC and Varde Partners LP.

In addition, the board of directors of LBSF and LCPI shall each consist of three (3) individuals as follows: (i) an individual who is a concurrently serving member of the LBHI board of directors that is selected by the LBHI board of directors; (ii) an individual who is a concurrently serving member of the LBHI board of directors and, in the case of LBSF or LCPI, acceptable to the Opco Plan Proponents who are plan support creditors; and (iii) an individual who is selected by the individuals appointed pursuant to (i) and (ii) of this section and who is independent from LBHI, the members of the Director Selection Committee and, in the case of LBSF, LBSF, or in the case of LCPI, LCPI.

Under the Plan, the Debtors’ rights to object to, oppose and defend against all Claims on any basis are fully preserved. Objections to and requests for estimation of Claims must be filed with the Bankruptcy Court and served on the claimant within two years of the Effective Date, which may be extended by the Bankruptcy Court for cause shown. If any portion of a Claim is a Disputed Claim, no Distribution shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim, but the Debtors will maintain a reserve for such Disputed Claim in accordance with Section 8.4 of the Plan.

The Plan also includes certain provisions governing: the redistribution of subordinated claims recoveries (Plan § 6.4); Distributions (Article VIII); the establishment of Liquidating Trusts in accordance with the Plan (Article X); the treatment of executory contracts and unexpired leases (Article XI); Releases and Exculpation of the Debtors, their professionals and certain third parties (Plan § 13.3); the discharge of the Debtors (Plan § 13.4); the Plan injunction (Plan § 13.5); retention of jurisdiction by the Bankruptcy Court (Article XIV); the post-Effective Date role of the Creditors’ Committee and Fee Committee (Plan § 15.1); and post-Effective Date reporting (Plan § 15.6).

The Monthly Operating Report for the period ended June 30, 2011 is attached as Exhibit 99.1 to LBHI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2011 and incorporated herein by reference (the “MOR”). Information regarding the assets and liabilities of LBHI is included in the MOR.

The Plan Trust

The Plan provides for the creation of a liquidating trust (the “Plan Trust”) that will have a term of three years, subject to extension for a term not to exceed nine years from the date of the Confirmation Order (subject to certain limited exceptions) with the approval of the Bankruptcy Court.

On the Effective Date, all existing equity securities issued by LBHI will be cancelled in exchange for un-certificated and non-transferable beneficial interests in the assets of the Plan Trust (“Trust Interests”). Each holder of an existing equity interest shall neither receive nor retain any property or interest in property on account of such equity interest other than the Trust Interests.

One new share (the “Plan Stock”) of LBHI’s common stock, which will represent all issued and outstanding equity securities of LBHI, will be issued to the Plan Trust who shall hold such share for the benefit of the holders of such former equity securities of LBHI. As of the Effective Date, the Plan Stock shall comprise the sole asset of the Plan Trust.

The Plan Trust is established for the sole purpose of (i) holding the Plan Stock in accordance with the Plan and with no objective or authority to continue or engage in the conduct of a trade or business, (ii) aiding in the implementation of the Plan and (iii) receiving and distributing any proceeds with respect to the Plan Stock pursuant to the Plan, for the benefit of the holders of Trust Interests consistent with the relative priority and economic entitlements of their former holdings of LBHI’s equity securities immediately prior to September 15, 2008, the date LBHI filed for chapter 11 relief under the Bankruptcy Code. LBHI does not expect holders of Trust Interests to receive any distribution because the creditors of LBHI and the other Debtors are not expected to be paid in full. The Plan Trust is intended to qualify as a “liquidating trust” for federal income tax purposes.

The Plan Trust will be administered in accordance with the terms of a liquidating trust agreement (the “Trust Agreement”) that will be entered into on or prior to the Effective Date by LBHI and the Plan Trust trustees. The initial trustees are Rutger Schimmelpenninck, not in his individual or personal capacity, but solely in his capacity as co-bankruptcy trustee (curatoren) for Lehman Brothers Treasury Co. B.V., Dr. Michael C. Frege, not in his individual or personal capacity, but solely in his capacity as insolvency administrator (Insolvenzverwalter) of Lehman Brothers Bankhaus AG, John Suckow, not in his individual or personal capacity, but solely in his capacity as the President of LBHI and designee of LBHI, Julie Becker of Wilmington Trust, N.A., and Noel P. Purcell of Mizuho Corporate Bank, Ltd., neither in her or his, respectively, individual or personal capacity, but solely in her or his, respectively, capacity as a co-chairperson and member of the unsecured creditors’ committee, Thomas A. Tormey of Goldman Sachs & Co., not in his individual or personal capacity, but solely in his capacity as the designee of the Opco Plan Proponents (under the Plan) that are PSA Creditors (under the Plan), Christian Wyatt of Fir Tree Partners, not in his individual or personal capacity, but solely in his capacity as a member and the designee of the group of creditors generally known in these cases as the Ad Hoc Group of Lehman Brothers Creditors (under the Plan) that are PSA Creditors, and Michael F. DeMichele of The Baupost Group, L.L.C., and Robert P. Ryan of Elliott Management, neither in his individual or personal capacity, but solely in his capacity as the designee of the following group of PSA Creditors: Carval Investors UK Limited, Davidson Kempner Capital Management LLC, Elliott Management Corporation, King Street Capital Management LP, Och-Ziff Capital Management Group LLC, The Baupost Group LLC and Varde Partners LP.

In accordance with the terms of the Trust Agreement, LBHI shall be responsible for and pay any and all actual, reasonable and necessary costs and expenses of the Plan Trust, including any claims of or reimbursements to the Plan Trust trustees, and actual, reasonable and necessary fees and expenses of the Plan Trust trustees and retained professionals.

The existing holders of LBHI equity securities are expected to become beneficiaries of the Plan Trust and holders of Trust Interests on or about the Effective Date. The preceding is a summary of the material features of the Trust Agreement and qualified in its entirety by reference to the Trust Agreement. A copy of the Trust Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

Pursuant to the Plan, on the Effective Date, all existing equity securities issued by LBHI will be cancelled in exchange for the Trust Interests. One share of Plan Stock, which will represent all issued and outstanding equity securities of LBHI, will be issued to the Plan Trust who shall hold such share for the benefit of the holders of such former equity securities of LBHI consistent with their former relative priority and economic entitlements as holders of LBHI’s equity securities. Each holder of an existing equity interest of LBHI shall neither receive nor retain any property or interest in property on account of such equity interest other than the Trust Interests. The Trust Interests shall entitle their holders to receive distributions with respect to the Plan Stock pursuant to the Plan. LBHI does not expect holders of Trust Interests to receive any distribution because the creditors of LBHI and the other Debtors are not expected to be paid in full. LBHI intends to file a Form 15 with the Securities and Exchange Commission as soon as practicable following the Effective Date to terminate the registration of LBHI’s common stock. Thereafter, LBHI’s reporting obligations under the Securities Exchange Act of 1934, as amended with respect to LBHI’s common stock shall be terminated.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)        On the Effective Date, and as contemplated by the Plan, Michael L. Ainslie, John F. Akers, Roger S. Berlind, Thomas H. Cruikshank, Marsha Johnson Evans, Sir Christopher Gent, Roland A. Hernandez and John D. Macomber shall cease to be directors of LBHI. Frederick Arnold, Robert S. Gifford, Thomas A. Knott, Sean O. Mahoney, David Pauker, Ronald K. Tanemura and Owen D. Thomas were, pursuant to and on confirmation of the Plan, appointed directors of LBHI, effective as of the Effective Date.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K, Exhibit 2.1, Exhibit 2.2, Exhibit 10.1 and Exhibit 10.2 hereto may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to LBHI’s financial condition, results of operations, and business that is not historical information. As a general matter, forward-looking statements are those focused upon future or anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “believe,” “expect,” “plan,” “intend,” “estimate,” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” often identify forward-looking statements. LBHI believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain, and LBHI may not realize its expectations and its beliefs may not prove correct. LBHI undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. LBHI’s actual results and future financial condition may differ materially from those described or implied by any such forward-looking statements as a result of many factors that may be outside LBHI’s control. Such factors include, without limitation: (i) the effectiveness of the plan of reorganization with respect to the Chapter 11 Case; (ii) LBHI’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Case; and (iii) the potential adverse impact of the Chapter 11 Case on LBHI’s liquidity or results of operations. This list is not intended to be exhaustive.

LBHI’s informational filings with the Bankruptcy Court are available to the public at the office of the Clerk of the Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004-1408. Such informational filings may be available electronically, for a fee, through the Bankruptcy Court’s Internet world wide web site (www.nysb.uscourts.gov), and/or free of cost, at a world wide web site maintained by LBHI’s Bankruptcy Court-approved noticing agent (www.lehman-docket.com).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1

Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors, dated December 5, 2011, and filed with the United States Bankruptcy Court for the District of Delaware on December 6, 2011, and as confirmed by the United States Bankruptcy Court on December 6, 2011.

2.2	Order Confirming Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors, dated December 6, 2011, as entered by the Bankruptcy Court.
10.1	Form of Plan Trust Agreement by and among Lehman Brothers Holdings Inc. and the Plan Trust trustees party thereto.
10.2	Settlement Agreement, dated as of November 23, 2011, by and among Lehman Brothers Holdings Inc., Lehman Commercial Paper Inc., Deutsche Bank AG, Monarch Alternative Capital LP, Stone Lion Portfolio L.P., Permal Stone Lion Fund Ltd., Centerbridge Credit Advisors LLC and Anchorage Capital Group, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.

Date: December 13, 2011	By:	/s/ William J. Fox
Name: William J. Fox
Title: Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit 2.1

Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors, dated December 5, 2011, and filed with the United States Bankruptcy Court for the District of Delaware on December 6, 2011, and as confirmed by the United States Bankruptcy Court on December 6, 2011.

Exhibit 2.2	Order Confirming Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors, dated December 6, 2011, as entered by the Bankruptcy Court.
Exhibit 10.1	Form of Plan Trust Agreement by and among Lehman Brothers Holdings Inc. and the Plan Trust trustees party thereto.
Exhibit 10.2

Settlement Agreement, dated as of November 23, 2011, by and among Lehman Brothers Holdings Inc., Lehman Commercial Paper Inc., Deutsche Bank AG, Monarch Alternative Capital LP, Stone Lion Portfolio L.P., Permal Stone Lion Fund Ltd., Centerbridge Credit Advisors LLC and Anchorage Capital Group, L.L.C.